Exhibit 99.1

BRAZE REPORTS FISCAL YEAR AND FOURTH QUARTER 2022 RESULTS

Grew fourth quarter revenue 64% year-over-year to $70.4 million

Achieved dollar-based net retention of 128% for the trailing 12 months

Introduced first quarter and full year fiscal 2023 guidance

NEW YORK — (BUSINESSWIRE) — March 30, 2022 — Braze (Nasdaq: BRZE) a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love, today announced results for its fiscal year ended January 31, 2022.

“We finished our first fiscal year as a public company on an exceptional note, achieving new high watermarks for bookings, renewals, and net retention,” said Bill Magnuson, cofounder and CEO of Braze. “Demand for the Braze Customer Engagement Platform remains robust due to the growing value of first-party data and the high ROI enabled by our solution. We look forward to building on our momentum in fiscal 2023 as brands increasingly seek to build meaningful relationships with their customers.”

Fiscal Fourth Quarter 2022 Financial Highlights

•	Revenue was $70.4 million compared to $42.9 million in the fourth quarter of the fiscal year ended January 31, 2021, up 64% year-over year, driven by new customers, upsells, and renewals.

•

Subscription revenue in the quarter was $65.9 million compared to $40.6 million in the fourth quarter of the fiscal year ended January 31, 2021, and professional services and other revenue was $4.5 million compared to $2.4 million in the fourth quarter of the fiscal year ended January 31, 2021.

•	Remaining performance obligations as of January 31, 2022 was $373.6 million, up 59.5% year-over-year, of which $237.8 million is current, which we define as less than one year.

•	GAAP Gross Margin was 64.8% compared to 64.4% in the fourth quarter of the fiscal year ended January 31, 2021.

•	Non-GAAP Gross Margin was 67.2% compared to 65.0% in the fourth quarter of the fiscal year ended January 31, 2021.

•

Dollar-based net retention for all customers for the trailing 12 months ended January 31, 2022 and January 31, 2021 was 128% and 123%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 136% compared to 133% for the fiscal year ended January 31, 2021.

•

Total customers increased to 1,375 as of January 31, 2022 from 890 as of January 31, 2021; 107 of our customers had ARR of $500,000 or more as of January 31, 2022, compared to 71 customers as of January 31, 2021.

•

GAAP operating loss was $42.6 million compared to an operating loss of $10.5 million in the fourth quarter of the fiscal year ended January 31, 2021. Upon completion of the IPO, the Company recognized compensation expense related to RSUs granted to employees and directors that were subject to performance-based vest conditions that were satisfied upon completion of the IPO.

•	Non-GAAP operating loss was $13.4 million compared to an operating loss of $8.0 million in the fourth quarter of the fiscal year ended January 31, 2021.

•	GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.55) compared to $(0.55) in the fourth quarter of the fiscal year ended January 31, 2021.

•	Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.18) compared to $(0.42) in the fourth quarter of the fiscal year ended January 31, 2021.

•

Net cash used in operating activities was $(24.5) million compared to $0.0 million in the fourth quarter of the fiscal year ended January 31, 2021. The current period included a material vendor prepayment and the first annual directors and officers insurance payment.

•	Free cash flow was $(26.0) million compared to $(0.6) million in the fourth quarter of the fiscal year ended January 31, 2021.

•	Total cash and cash equivalents, restricted cash, and marketable securities was $518.1 million as of January 31, 2022 compared to $91.0 million as of January 31, 2021.

Fiscal Year 2022 Financial Highlights

•	Revenue was $238.0 million compared to $150.2 million in the fiscal year ended January 31, 2021, up 58.5% year-over year, driven primarily by new customers, upsells and renewals.

•

Subscription revenue was $221.7 million compared to $141.1 million in the fiscal year ended January 31, 2021, and professional services and other revenue was $16.4 million compared to $9.1 million in the fiscal year ended January 31, 2021.

•	GAAP Gross Margin was 67.0% compared to 63.7% in the fiscal year ended January 31, 2021.

•	Non-GAAP Gross Margin was 67.9% compared to 64.1% in the fiscal year ended January 31, 2021.

•	GAAP operating loss was $78.2 million compared to an operating loss of $32.2 million in the fiscal year ended January 31, 2021.

•	Non-GAAP operating loss was $31.0 million compared to an operating loss of $24.6 million in the fiscal year ended January 31, 2021.

•	GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(2.20) compared to $(1.77) in the fiscal year ended January 31, 2021.

•	Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.85) compared to $(1.35) in the fiscal year ended January 31, 2021.

•	Net cash used in operating activities was $(35.4) million compared to $(6.1) million in the fiscal year ended January 31, 2021.

•	Free cash flow was $(39.8) million compared to $(10.4) million in the fiscal year ended January 31, 2021.

Recent Business Highlights

•	Notable new business wins and upsells in the quarter include Canva (Productivity), Course Hero (Health & Lifestyle), ESL Gaming (Media), Shake Shack (QSR), and Flip (Financial Services).

•	Continued global expansion with planned presence in Canada and France, bringing total offices to 10 globally.

•	Continued to acquire talent, growing headcount by more than 400 employees in fiscal 2022, bringing the total Braze team to over 1,100.

•

Launched Braze for Commerce, a series of new products and enhancements aimed at allowing retail and eCommerce marketers to increase sales through highly personalized campaigns driven by first-party data.

•

Published its second annual Customer Engagement Report, which combines the data from Braze with a global survey of over 1,500 marketing decision makers across 14 markets to detail how customer engagement has evolved over the past year, and highlights opportunities for improvement and growth in 2022.

•

Launched call for applications for Tech for Black Founders grants, which will provide 15 recipients with free Braze technology for a year and resources to help Black founders support their company’s early growth.

Financial Outlook

Braze is initiating guidance for the fiscal first quarter ending April 30, 2022 and fiscal year ending January 31, 2023.

Metric (in millions, except per share amounts)	FY 2023 Q1 Guidance	FY 2023 Guidance
Revenue	$72.0 - 73.0	$338.0 - 342.0
Non-GAAP operating loss	$(20.0) - (21.0)	$(79.0) - (83.0)
Non-GAAP net loss	$(19.0) - (20.0)	$(76.0) - (80.0)
Non-GAAP net loss per share	$(0.20) - (0.21)	$(0.80) - (0.84)
Weighted average shares outstanding	~93.5	~95.1

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP net loss or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Lock-up Release:

Pursuant to the terms of the lock-up agreements entered into by Braze’s directors, executive officers and its stockholders with the underwriters of Braze’s initial public offering, any securities subject to lock-up restrictions under such agreements will have such restrictions end immediately prior to the opening of trading on April 4, 2022.

The transfer agent and registrar for Braze’s Class A and Class B common stock is the American Stock Transfer & Trust Company, LLC.

Conference Call Information:

What: Braze Fiscal Year and Fourth Quarter 2022 Financial Results Conference Call

When: Wednesday, March 30th at 5:00 pm EDT / 2:00 pm PDT

Conference Call: 844-200-6205 (domestic) or 929-526-1599 (international), access code 706519

Webcast & Supplemental Data: investors.braze.com

Replay: A webcast replay can be accessed on the Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense. Braze defines non-GAAP free cash flow as net cash used in operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of the as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the first quarter of and full fiscal year ended January 31, 2023. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” “and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (2) Braze’s history of operating losses; (3) Braze’s limited operating history at its current scale; (4) Braze’s ability to successfully manage its growth; (5) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (6) Braze’s ability to attract new customers and renew existing customers; (7) the competitive markets in which Braze participates and the intense competition that it faces; (8) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; (9) Braze’s reliance on third-party providers of cloud-based infrastructure; (10) the accuracy of estimates of market opportunity and forecasts of market growth and the impact that global macroeconomic uncertainty, including from the ongoing COVID-19 pandemic and ongoing conflict between Russia and Ukraine, and general market, political, economic and business conditions could have on Braze’s or its customers’ businesses, financial condition and results of operations, as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 21, 2021 and other subsequent filings Braze makes with the Securities and Exchange Commission from time to time, including Braze’s Annual Report on Form 10-K for the fiscal quarter and year ended January 31, 2022. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love. With Braze, global brands can ingest and process customer data in real time, orchestrate and optimize contextually relevant, cross-channel marketing campaigns and continuously evolve their customer engagement strategies. Braze has been recognized as one of Fortune’s 2021 Best Workplaces in New York, Fortune’s 2021 Best Workplace for Millennials, and 2021 UK Best Workplaces for Women by Great Place to Work. The company is headquartered in New York with offices in Austin, Berlin, Chicago, London, San Francisco, Singapore, and Tokyo. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Revenue	$70,434	$42,930	$238,035	$150,191
Cost of revenue (1)	24,775	15,279	78,511	54,511

Gross Profit	45,659	27,651	159,524	95,680

Operating expenses:
Sales and marketing (1)	45,726	20,463	127,137	70,661
Research and development (1)	22,904	9,043	59,034	29,212
General and administrative (1)	19,617	8,663	51,564	27,959

Total operating expenses	88,247	38,169	237,735	127,832

Loss from operations	(42,588)	(10,518)	(78,211)	(32,152)

Other income (expense):
Investment income	33	104	137	840
Other income (expense), net	329	(142)	(258)	(120)

Loss before provision for income taxes	(42,226)	(10,556)	(78,332)	(31,432)
Provision for (benefit from) income taxes	1,117	196	(165)	537

Net loss	(43,343)	(10,752)	(78,167)	(31,969)

Net loss attributable to redeemable non-controlling interest	(408)	(208)	(1,448)	(217)

Net loss attributable to Braze, Inc.	$(42,935)	$(10,544)	$(76,719)	$(31,752)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.55)	$(0.55)	$(2.20)	$(1.77)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	78,364	19,170	34,897	17,972

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Cost of revenue	$1,654	$245	$2,185	$650
Sales and marketing	10,400	929	16,281	2,892
Research and development	9,833	818	15,613	2,102
General and administrative	7,257	546	13,101	1,896

Total	$29,144	$2,538	$47,180	$7,540

BRAZE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	January 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$478,937	$28,509
Restricted cash, current	—	472
Accounts receivable, net of allowance for doubtful accounts of $743 and $934 at January 31, 2022 and January 31, 2021, respectively	64,504	34,771
Marketable securities	35,156	58,004
Prepaid expenses and other current assets	29,588	12,202

Total current assets	608,185	133,958
Restricted cash, noncurrent	4,036	4,037
Property and equipment, net	7,393	5,486
Deferred contract costs	41,689	27,433
Other assets	$4,959	$480

TOTAL ASSETS	$666,262	$171,394

LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	2,083	439
Accrued expenses and other current liabilities	31,623	25,904
Deferred revenue	126,260	74,789

Total current liabilities	159,966	101,132
Deferred tax liabilities	—	80
Other long-term liabilities	1,478	2,227

TOTAL LIABILITIES	161,444	103,439
COMMITMENTS AND CONTINGENCIES (Note 13)
Convertible preferred stock, $0.0001 par value; no shares and 65,318,250 shares authorized as of January 31, 2022 and January 31, 2021, respectively; no shares and 62,830,697 shares issued and outstanding, January 31, 2022 and January 31, 2021, respectively	—	174,229
Redeemable non-controlling interest (Note 4)	3,235	2,233
STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 10,000,000 authorized as of January 31, 2022; no shares of preferred stock issued and outstanding as of January 31, 2022; no preferred stock authorized, issued, or outstanding as of January 31, 2021	—	—
Common stock, $0.0001 par value; no shares and 98,500,000 shares authorized as of January 31, 2022 and January 31, 2021, respectively; no shares and 19,498,295 shares issued and outstanding as of January 31, 2022 and January 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value; 2,000,000,000 and no shares authorized as of January 31, 2022 and January 31, 2021, respectively; 18,549,183 and no shares issued and outstanding as of January 31, 2022 and January 31, 2021, respectively	8	—
Class B common stock, $0.0001 par value; 110,000,000 and no shares authorized as of January 31, 2022 and January 31, 2021, respectively; 74,418,847 and no shares issued and outstanding as of January 31, 2022 and January 31, 2021, respectively	1	—
Additional paid-in capital	717,175	29,777
Accumulated other comprehensive loss	(640)	(42)
Accumulated deficit	(214,961)	(138,242)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$501,583	$(108,507)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)	$666,262	$171,394

BRAZE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(43,343)	$(10,752)	$(78,167)	$(31,969)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	29,144	2,538	47,180	7,540
Amortization of deferred contract costs	4,537	3,042	17,710	10,617
Depreciation and amortization	650	577	2,773	1,589
Provision for bad debt	186	(791)	88	853
Amortization of discount/premium on marketable securities	56	156	369	345
Non-cash foreign exchange loss (gain)	(4)	274	387	222
Deferred income taxes	(57)	60	(80)	60
Changes in operating assets and liabilities:
Accounts receivable	(28,664)	(13,742)	(29,821)	(12,354)
Prepaid expenses and other current assets	(13,179)	(1,794)	(17,537)	(833)
Deferred contract costs	(11,050)	(7,745)	(31,967)	(19,969)
Other assets	(730)	665	(4,723)	643
Accounts payable	865	7	1,649	(776)
Accrued expenses and other current liabilities	9,959	9,339	6,026	13,797
Deferred revenue	27,833	18,993	51,471	23,378
Other long-term liabilities	(733)	(807)	(756)	777

Net cash (used in) provided by operating activities	(24,530)	20	(35,398)	(6,080)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,200)	(416)	(2,310)	(2,466)
Capitalized internal-use software costs	(223)	(212)	(2,065)	(1,886)
Purchases of marketable securities	(4,026)	(10,431)	(36,894)	(59,418)
Maturities of marketable securities	3,700	13,887	59,309	86,242

Net cash (used in) provided by investing activities	(1,749)	2,828	18,040	22,472

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts	462,260	—	462,260	—
Investment from redeemable non-controlling interest	—	—	2,450	2,450
Proceeds from exercise of common stock options	3,721	161	8,362	2,813
Payment of deferred offering costs	(2,673)	(183)	(5,157)	(183)
Repurchase of common shares	—	(204)	—	(204)
Repurchase of shares related to early exercised options	(2)	(8)	(5)	(10)

Net cash provided by (used in) financing activities	463,306	(234)	467,910	4,866

Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(66)	39	(597)	158

Net change in cash, cash equivalents, and restricted cash	436,961	2,653	449,955	21,416
Cash, cash equivalents, and restricted cash, beginning of period	46,012	30,365	33,018	11,602

Cash, cash equivalents, and restricted cash, end of period	$482,973	$33,018	$482,973	$33,018

BRAZE, INC.

U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS

(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Gross Profit	$45,659	$27,651	$159,524	$95,680
Plus: Stock-based compensation expense	1,654	245	2,185	650

Non-GAAP Gross Profit	$47,313	$27,896	$161,709	$96,330

GAAP Gross Margin	64.8%	64.4%	67.0%	63.7%
Non-GAAP Gross Margin	67.2%	65.0%	67.9%	64.1%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
GAAP sales and marketing expense	$45,726	$20,463	$127,137	$70,661
Less: Stock-based compensation expense	10,400	929	16,281	2,892

Non-GAAP sales and marketing expense	$35,326	$19,534	$110,856	$67,769

GAAP research and development expense	$22,904	$9,043	$59,034	$29,212
Less: Stock-based compensation expense	9,833	818	15,613	2,102

Non-GAAP research and development expense	$13,071	$8,225	$43,421	$27,110

GAAP general and administrative expense	$19,617	$8,663	$51,564	$27,959
Less: Stock-based compensation expense	7,257	546	13,101	1,896

Non-GAAP general and administrative expense	$12,360	$8,117	$38,463	$26,063

Reconciliation of GAAP to Non-GAAP Operating Loss	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Loss from operations	$(42,588)	$(10,518)	$(78,211)	$(32,152)
Plus: Stock-based compensation expense	29,144	2,538	47,180	7,540

Non-GAAP loss from operations	$(13,444)	$(7,980)	$(31,031)	$(24,612)

Reconciliation of GAAP to Non-GAAP Net Loss	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Net loss attributable to Braze, Inc.	$(42,935)	$(10,544)	$(76,719)	$(31,752)
Plus: Stock-based compensation expense	29,144	2,538	47,180	7,540

Non-GAAP net loss attributable to Braze, Inc. (1)	$(13,791)	$(8,006)	$(29,539)	$(24,212)

Non-GAAP net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.18)	$(0.42)	$(0.85)	$(1.35)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	78,364	19,170	34,897	17,972

(1)	Assumes no tax impact due to the Company’s net loss position and deferred tax assets.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(24,530)	$20	$(35,398)	$(6,080)
Less:
Purchases of property and equipment	(1,200)	(416)	(2,310)	(2,466)
Capitalized internal-use software costs	(223)	(212)	(2,065)	(1,886)

Non-GAAP Free cash flow	$(25,953)	$(608)	$(39,773)	$(10,432)

Contact Information

Investors:

Christopher Ferris

IR@braze.com

(609) 964-0585

Media:

Meghan Halaszynski

Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.

All product and company names herein may be trademarks of their registered owners.